UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): November 9, 2005
TERREMARK WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 S. Bayshore Drive
Miami, Florida 33133

(Address of principal executive office)
Registrant’s telephone number, including area code: (305) 856-3200
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

      Terremark Worldwide, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend its Current Report on Form 8-K which was filed on November 9, 2005 to correct the disclosures of diluted earnings per share as described in more detail below.

      On December 14, 2005, the Company concluded that it would further restate its previously reported annual and interim period disclosures of diluted earnings per share for certain quarterly periods during the fiscal year ended March 31, 2005. As reported on November 9, 2005, in calculating diluted earnings per share using the “if converted” method for the year ended March 31, 2005 and for certain interim periods therein, the Company adjusted the net income or loss attributable to common stockholders for the interest expense on its 9% Senior Convertible Notes due June 15, 2009 (the “Senior Convertible Notes”); however, it did not consider the effect on net income or loss attributable to common stockholders of the change in the fair value of the embedded derivatives within those same Senior Convertible Notes. Additionally, the Company made an adjustment to its previously reported basic earnings per share for the three and six months ended September 30, 2004 to correct its basic earnings per share calculation under the “two-class” method. On December 14, 2005, the Company concluded that it failed to use the correct interest expense amount in calculating diluted earnings per share for the September 30, 2004 and December 31, 2004 interim periods in the fiscal year ended March 31, 2005 when reporting restated amounts in its Current Report on Form 8-K filed on November 9, 2005. The Company had previously concluded on November 18, 2005 that it failed to use the correct interest expense amount in calculating diluted earnings per share for the June 30, 2004 interim period but had not reported this matter as it believed that, on its own, this matter was not material.

      None of these adjustments affect previously recorded operating revenues, net loss, cash flow from operations or the Company’s financial position as reported on its balance sheets. However, in connection with the restatement described above, management determined that the Company did not maintain effective controls over the evaluation of the impact of embedded derivatives within the Senior Convertible Notes in the calculation of diluted earnings per share and did not accurately calculate basic earnings per share under the two-class method, in accordance with generally accepted accounting principles, and that this control deficiency constitutes a material weakness. Accordingly, the Company is filing this Amendment No. 1 on Form 8-K/A.

      Except for the amendments described above, this Form 8-K/A does not modify or update other disclosures in the 8-K.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     (a) On December 14, 2005, Terremark Worldwide, Inc. (the “Company”) concluded that the Company would further restate its previously reported annual and interim period disclosures of diluted earnings per share for certain quarterly periods during the fiscal year ended March 31, 2005. As reported on November 9, 2005, in calculating diluted earnings per share using the “if converted’’ method for the year ended March 31 2005 and for certain interim periods therein, the Company adjusted the net income or loss attributable to common stockholders for the interest expense on its 9% Senior Convertible Notes due June 15, 2009 (the “Senior Convertible Notes”); however, it did not consider the effect on net income or loss attributable to common stockholders of the change in the fair value of the embedded derivatives within those same Senior Convertible Notes. On December 14, 2005, the Company concluded that it failed to use the correct interest expense amount in calculating diluted earnings per share for the September 30, 2004 and the December 31, 2004 interim periods in the fiscal year ended March 31, 2005 when reporting restated amounts in its Current Report on Form 8-K filed on November 9, 2005. The Company had previously concluded on November 18, 2005 that it failed to use the correct interest expense amount in calculating diluted earnings per share for the June 30, 2004 interim period but had not reported this matter as it believed that, on its own, this matter was not material. The Company has determined that the effect of these matters was material to amounts previously disclosed for the year end March 31, 2005, the nine months ended December 31, 2004, the three and six months ended September 30, 2004, and the three months ended June 30, 2004. Additionally, the Company is adjusting the interest expense used in the calculation of diluted earnings per share under the “if converted” method for the three and six months ended September 30, 2004 from those amounts previously disclosed in its Form 10-Q for the quarter ended September 30, 2005. The effect of these matters on amounts originally reported and disclosed within the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as well as on amounts previously reported on the Company’s Current Report on Form 8-K filed on November 9, 2005 is as follows:

	Twelve Months
	Ended	Nine Months Ended	Six Months Ended	Three Months Ended	Three Months Ended
	March 31, 2005	December 31, 2004	September 30, 2004	September 30, 2004	June 30, 2004
Net (loss) income per common share:

As originally reported:

Diluted:	$(0.31)	$(0.11)	$0.05	$0.07	$(0.02)

As previously reported within the Company’s Current Report on Form 8-K filed on November 9, 2005:

Diluted:	$(0.40)	$(0.30)	$(0.14)	$(0.10)	$(0.02)

As currently reported and restated:

Diluted:	$(0.40)	$(0.30)	$(0.22)	$(0.11)	$(0.10)

     As noted above, the Company is amending its disclosure of the reconciliation of net income to the numerator used for diluted loss per share to correct interest expense for the three and six month periods ended September 30, 2004 as previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005.

	For the Six Months Ended		For the Three Months Ended
	September 30,		September 30,

	2004	2004	2004	2004

	(as previously		(as previously
	reported)	(as restated)	reported)	(as restated)

Net income	$2,237,562	$2,237,562	$2,814,137	$2,814,137
Adjustments:
Preferred dividend	(486,821)	(486,821)	(244,511)	(244,511)
Earnings allocation attributable to preferred stock	(59,739)	(59,739)	(78,901)	(78,901)
Interest expense, including amortization of discount and debt issue costs	6,874,408	3,651,193	3,510,194	3,079,254
Change in fair value of derivatives embedded within convertible debt	(13,679,250)	(13,679,250)	(10,375,875)	(10,375,875)

	$(5,113,840)	$(8,337,055)	$(4,374,956)	$(4,805,896)

     As reported on November 9, 2005, the Company made an adjustment to its previously reported basic earnings per share for the three and six months ended September 30, 2004 to correct its basic earnings per share calculation under the two-class method. This adjustment reduced basic earnings per share for those periods from $0.07 and $0.05, respectively, to $0.06 and $0.04, respectively. As a result, the Company is also disclosing within the condensed consolidated statements of operations for these periods, the net income available to common stockholders after an allocation of earnings to participating security holders as follows:

	September 30, 2004

	Six Months Ended	Three Months Ended

Net income attributable to common shareholders
As previously reported	$1,750,741	$2,569,626

As restated	$1,510,130	$2,081,203

     The decision to restate was authorized by the Audit Committee of the Company, upon the recommendation of management. The Company and its Audit Committee concluded that the Company’s previously issued financial statements for the fiscal year ended March 31, 2005 and for the fiscal quarters ended June 30, 2004, September 30, 2004 and December 31, 2004 should no longer be relied upon, pending their restatements, because of the errors in those financial statements described above. The Company has discussed the matters disclosed in this filing with PricewaterhouseCoopers LLP, the Company’s former independent registered public accounting firm.
     In connection with the assessment of the Company’s internal control over financial reporting included in its Annual Report on Form 10-K, as amended by Form 10-K/A filed on August 5, 2005, the Company determined that material weaknesses existed in its internal control over financial reporting. A material weakness is a control deficiency, or combination of control deficiencies, that results in a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. These material weaknesses related to (i) maintaining adequate controls to restrict access to key financial applications and data, and controls over custody and processing of disbursements and of customer payments received by mail; and (ii) controls over the billing function to ensure invoices capture all services delivered to customers and that such services are invoiced and recorded accurately as revenue.

     In connection with the restatements described above, management has determined that the following material weakness also existed as of March 31, 2005 and has not been remediated through September 30, 2005: (iii) the Company did not maintain effective controls over the accounting for and calculation of earnings per share. Specifically, the Company did not maintain effective controls over the evaluation of interest expense and of the impact of embedded derivatives within the Senior Convertible Notes in the calculation of diluted earnings per share under the “if converted” method and, as reported on November 9, 2005, did not accurately calculate basic earnings per share under the two-class method in accordance with generally accepted accounting principles. This control deficiency resulted in the restatement of the annual March 31, 2005 and interim June 30, 2004, September 30, 2004 and December 31, 2004 financial statements, as well as an audit adjustment in the September 30, 2005 interim financial statements. Additionally, this material weakness could result in a misstatement of disclosures of earnings per share that would result in a material misstatement of the annual or interim financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.
     Management previously concluded that the Company did not maintain effective internal control over financial reporting as of March 31, 2005 because of the material weaknesses described in (i) and (ii) above. In connection with the restatements of the Company’s consolidated financial statements described above, management determined that the material weakness described in (iii) above also existed as of March 31, 2005. Accordingly, the Company will restate its report on internal control over financial reporting as of March 31, 2005 to include this additional material weakness. The decision to restate management’s report, and the underlying reasons for the restatement, were also discussed with our former independent registered public accounting firm. Accordingly, we expect that PricewaterhouseCoopers LLP, the Company’s former independent registered public accountant, will also amend its opinion to include this additional material weakness.
     The Company, under the supervision of its Chief Executive Officer and Chief Financial Officer, is currently evaluating potential steps that it can take to remediate the material weakness in its disclosure controls and procedures.
     The foregoing adjustments do not affect previously recorded operating revenues, net loss, cash flow from operations or the Company’s financial position as reported on its balance sheets. The Company expects to present the restatements described in this Current Report when it files with the Securities and Exchange Commission further amendments to its Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and its Quarterly Report on Form 10-Q for the quarterly periods ended December 31, 2004, June 30, 2005 and September 30, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: December 20, 2005	By:	/s/ Jose A. Segrera
		Name:	Jose A. Segrera
		Title:	Executive Vice President and Chief Financial Officer

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